UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PEOPLE'S LIBERATION, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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PEOPLE’S LIBERATION, INC.
1212 S. Flower St., 5th Floor
Los Angeles, CA 90015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Friday, June 12, 2009

To the Stockholders of People’s Liberation, Inc.:

        The 2009 Annual Meeting of Stockholders of People’s Liberation, Inc. will be held at the Sheraton Los Angeles Downtown, 711 Hope Street, Los Angeles, CA on Friday, June 12, 2009 at 9:00 a.m. Pacific Daylight Time, for the following purposes:

1.	To elect one (1) Class I member of the Board of Directors for a three-year term; and

2.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on April 21, 2009 as the record date for determination of stockholders entitled to notice of, and to vote at, the meeting and any of its adjournments or postponements.

        You are cordially invited to attend the Annual Meeting in person. However, you must be a stockholder of record at the close of business on April 21, 2009 to vote at the meeting. If your shares are held in street name, you must obtain a Proxy, executed in your favor, from the holder of record in order to be able to vote at the Annual Meeting. Regardless of whether or not you will attend, please mark, date, sign and return the enclosed proxy.

By Order of the Board of Directors /s/ Colin Dyne Colin Dyne Chairman of the Board and Chief Executive Officer

THE ATTACHED PROXY STATEMENT AND
OUR ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT
WWW.PEOPLESLIBERATION.COM/INVESTORS/SEC FILINGS

May 4, 2009

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE STAMPED RETURN ENVELOPE PROVIDED. YOUR PROMPT RETURN OF THE PROXY WILL HELP AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION TO ASSURE A QUORUM AT THE MEETING.

THE ANNUAL MEETING IS ON JUNE 12, 2009
PLEASE RETURN YOUR PROXY IN TIME

PEOPLE’S LIBERATION, INC.
1212 S. Flower St., 5th Floor
Los Angeles, CA 90015

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held Friday, June 12, 2009

GENERAL INFORMATION AND VOTING RIGHTS

        This proxy statement (the Proxy Statement) and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of People’s Liberation, Inc., a Delaware corporation, for use at the 2009 Annual Meeting of Stockholders (the Annual Meeting) to be held at the Sheraton Los Angeles Downtown, 711 Hope Street, Los Angeles, CA on Friday, June 12, 2009 at 9:00 a.m. Pacific Daylight Time, and any adjournments or postponements thereof. Enclosed with this Proxy Statement is a copy of our Annual Report, which includes our Form 10-K (without exhibits), for the fiscal year ended December 31, 2008. However, the Annual Report is not intended be a part of this Proxy Statement or a solicitation of proxies. We anticipate that the Proxy Statement and enclosed proxy will first be mailed or given to our stockholders on or about May 11, 2009.

        Your vote is important. If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All stockholders can vote by written proxy card. Your submitting the enclosed proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in street name, you must obtain a proxy, executed in your favor, from the holder of record in order to be able to vote at the meeting. If you are a stockholder of record, you may revoke your proxy at any time before the meeting either by filing with the Corporate Secretary of People’s Liberation, at our principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

        Only holders of record of our common stock at the close of business on April 21, 2009 will be entitled to vote at the Annual Meeting on the proposals described in this Proxy Statement. On the record date, there were 36,002,563 shares of common stock outstanding. Each holder of record is entitled to one vote for each share of common stock on all matters to come before the meeting. Stockholders may not cumulate votes in the election of directors.

        If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the nominees of the Board of Directors, the persons named as proxies and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this proxy statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

        The one nominee for election as a Class I director who receives the most votes “for” election will be elected.

        The presence, in person or by proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes on a proposal are not counted or deemed present or represented for determining whether stockholders have approved that proposal. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain “non-routine” matters, and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities. Brokers may vote their clients’ shares on routine matters, such as the election of directors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Our Amended and Restated Certificate of Incorporation provides that the number of directors of the Company shall be fixed from time to time exclusively by the Board of Directors, but shall not be less than two (2) nor more than fifteen (15). The Board of Directors has fixed the number of directors at four (4).

        On April 1, 2009, the Board of Directors, pursuant to authority granted to it under our Amended and Restated Certificate of Incorporation, approved the division of the directors of People’s Liberation into three classes designated Class I, Class II and Class III and the re-appointment of our existing directors into the newly formed classes. The initial Class I director is Kenneth Wengrod, the initial Class II director is Susan White and the initial Class III directors are Dean Oakey and Colin Dyne. Directors hold office for staggered terms of three years. One of the three classes is elected each year to succeed the directors whose terms are expiring. The Class I director, the Class II director and the Class III directors are serving terms that expire in 2009, 2010 and 2011, respectively.

        The Class I director whose term expires at the 2009 Annual Meeting is Kenneth Wengrod. The Board of Directors has nominated Kenneth Wengrod to again serve as a Class I director. The director elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2012 or until such director’s successor has been duly elected and qualified or until such director has otherwise ceased to serve as a director.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominee named above. If the nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominee as shall be designated by the then current Board of Directors to fill any vacancy. We have no reason to believe that the nominee will be unable or unwilling to serve if elected as a director.

        The principal occupation and certain other information about the nominee and our directors and executive officers are set forth on the following pages.

The Board of Directors Unanimously Recommends a Vote “FOR”
the Election of the Nominee Listed Above.

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to the nominee and the directors and executive officers of People’s Liberation, Inc. as of April 21, 2009. The nominee currently is a director of People’s Liberation.

Name	Age	Position with People's Liberation
Class I Director Nominee: (Term Expiring in 2012) Kenneth Wengrod	58	Class I Director
Class II Director: (Term Expiring in 2010) Susan White	58	Class II Director
Class III Directors: (Term Expiring in 2011) Dean Oakey Colin Dyne	50 45	Class III Director Class III Director, Chairman of the Board, Chief Executive Officer and Secretary
Other Executive Officers: Darryn Barber Thomas Nields Andrea Sobel	33 43 42	President and Chief Financial Officer Chief Operating Officer Executive Vice President of Branding and Licensing

Board of Directors and Nominee

        Colin Dyne became our Chief Executive Officer and a director of the company on May 21, 2007. Colin Dyne is a significant stockholder of the company, and has served as a consultant to the company since December 2005, advising on strategic sales initiatives. Mr. Dyne also serves as a member of the Board of Directors of Talon International, Inc. (OTCBB: TALN), owner of Talon zippers. Mr. Dyne founded Tag-It, Inc., a subsidiary of Talon, in 1991. Mr. Dyne served as Talon’s President from inception and as its Chief Executive Officer from 1997 to 2005.

        Dean Oakey has served as a director since November 22, 2005. From June 1997 to present, Mr. Oakey has served as the Managing Director of Investment Banking for SMH Capital, Corp., an investment banking firm. In this capacity, Mr. Oakey has been responsible for business development and management duties, with a focus on the consumer products and services industries.

        Susan White joined our Board of Directors on May 21, 2007. Ms. White has served as Chief Executive Officer and President of Brand Identity Solutions, LLC, a branding, marketing and licensing consulting company, since 1987. Ms. White also is the CEO and president of Whitespeed, LLC, an internet design, branding and marketing company. Ms. White previously served as Director of Marketing and Advertising Worldwide for Warnaco from November 1997 through August 1999.

        Kenneth Wengrod joined our Board of Directors on September 21, 2007. Mr. Wengrod currently serves as President of FTC Commercial Corp. (FTC), a company which he founded in 2002 and in which he continues to hold a minority equity position. FTC is a global finance commercial service company primarily focused in the apparel industry. From 1996 to 2002, Mr. Wengrod was the Chief Financial Officer and General Manager of Meridian Textiles f/k/a Mark Fabrics where he was responsible for the operations of the multi-million dollar fabric converting company. Prior to joining Meridian Textiles, Mr. Wengrod was the Chief Operating Officer of Rampage Clothing Co. from 1992 to 1995, and was a Senior Vice President of Barclays Commercial Corp. from 1987 to 1992. Mr. Wengrod holds a Bachelor of Science degree in Economics from Northeastern University.

Other Executive Officers

        Darryn Barber has served as our Chief Financial Officer since November 22, 2005 and as our President and Chief Financial Officer since May 8, 2008. Prior to joining us, Mr. Barber spent five years as a senior associate at Europlay Capital Advisors, LLC and its affiliates. Mr. Barber has been successful in evaluating, developing, and operating businesses in the entertainment and technology fields. Mr. Barber was responsible for preparing business models, financial planning, evaluating and valuing businesses, providing corporate and strategic advice and preparing businesses for strategic transactions. Mr. Barber brings over 10 years experience in owning and operating businesses. Prior to Europlay Capital Advisors, Mr. Barber was Director of Operations of Trademark Cosmetics, a private label cosmetic manufacturing company. Mr. Barber earned an MBA from California State University Northridge and a BA in business economics from the University of California Santa Barbara.

        Thomas Nields has served as our Chief Operating Officer since November 8, 2006. Prior to joining us, Mr. Nields held various positions at Talon International, Inc., owner of Talon zippers, from November 1994 to October 2006. These positions included Director of Global Operations, President of Talon, Inc. (a wholly-owned subsidiary of Talon International, Inc.) and Vice President of Production. During his employment with Talon, Mr. Nields was responsible for implementing and managing production facilities in eight countries including the U.S., Mexico and Hong Kong.

        Andrea Sobel has served as our Executive Vice President of Branding and Licensing since May 22, 2008. Ms. Sobel has over 15 years of experience in licensing, marketing and brand development. Since 2007, she was Vice President of Marketing with SANRIO, where she was responsible for market development and brand positioning of that company’s Hello Kitty and other character brands. Between 2004 and 2007 and between 1999 and 2002, she was also a principal and licensing, merchandising and marketing consultant with ALS Consulting, a firm specializing in marketing and brand development. Between 2002 and 2004, Ms. Sobel was Director of Licensing and Business Development for Murad, Inc. From 1990 to 1999, she was with Guess?, Inc. in a series of progressively responsible positions culminating with Vice President of Licensing and Product Development from 1995 to 1999. She holds a Bachelor of Arts in History and Spanish from the University of California at Berkeley and an MBA from UCLA’s Anderson School of Business.

Additional Information Concerning our Board of Directors

        Meetings and Committees. The Board of Directors held eight general meetings during 2008. The Board of Directors also acted on four occasions by unanimous written consent during 2008. Each current director, while serving as a director, attended at least 75% of all the meetings of the Board of Directors and those committees on which he served in 2008. While we have not established a policy with respect to members of the Board of Directors attending annual meetings, directors are generally in attendance at the annual meeting of stockholders. Our 2008 annual meeting of stockholders was attended by directors Kenneth Wengrod and Susan White in person.

        Our Board of Directors currently consists of four members: Colin Dyne (our Chief Executive Officer), Dean Oakey, Susan White and Kenneth Wengrod. Each of Colin Dyne, Dean Oakey, Susan White and Kenneth Wengrod were elected at the 2008 annual meeting of stockholders to serve until our 2009 annual meeting or until his or her successor is duly elected and qualified. On April 1, 2009, the Board of Directors, pursuant to authority granted to it under our Amended and Restated Certificate of Incorporation, approved the division of the directors of People’s Liberation into three classes designated Class I, Class II and Class III and the re-appointment of our existing directors into the newly formed classes. As a result of this Board action, directors now hold office for staggered terms of three years. One of the three classes is elected each year to succeed the directors whose terms are expiring. The Class I director (Kenneth Wengrod), the Class II director (Susan White) and the Class III directors (Dean Oakey and Colin Dyne) are serving terms that expire at the annual meeting of stockholders to be held in 2009, 2010 and 2011, respectively.

        We do not have a separately designated audit, compensation or nominating committee of our Board of Directors and the functions customarily delegated to these committees are performed by our full Board of Directors. We are not a “listed company” under SEC rules and are therefore not required to have separate committees comprised of independent directors. We have, however, determined that none of our directors are “independent” as that term is defined in Section 5605 of the Marketplace Rules of the NASDAQ Stock Market. As we do not maintain an audit committee, we do not have an audit committee “financial expert” within the meaning of Item 407(d) of Regulation S-K.

        We may establish an audit committee, compensation committee, and nominating and corporate governance committee upon the expansion of our board to include at least three directors who are independent under the applicable rules of the SEC and NASDAQ.

        The functions customarily delegated to a nominating committee are performed by our full Board of Directors. Our full Board of Directors reviews those Board members who are candidates for re-election to our Board of Directors, and makes the determination to nominate a candidate who is a current member of the Board of Directors for re-election for the next term. The Board’s methods for identifying candidates for election to the Board of Directors (other than those proposed by our stockholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources, including existing members of the Board of Directors; our executives; individuals personally known to the members of the Board of Directors; and other research. We may also from time to time retain one or more third-party search firms to identify suitable candidates. The Board also nominates outside candidates for inclusion on the Board of Directors.

        A People’s Liberation stockholder may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws. In addition, the notice must be made in writing and set forth as to each proposed nominee who is not an incumbent Director (i) their name, age, business address and, if known, residence address, (ii) their principal occupation or employment, (iii) the number of shares of stock of the company beneficially owned and (iv) any other information concerning the nominee that must be disclosed respecting nominees in proxy solicitations pursuant to Rule 14(a) of the Exchange Act of 1934. The recommendation should be addressed to our Secretary.

        Among other matters, our full Board of Directors which serves as the nominating and governance committee:

o	Reviews the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of People’s Liberation and the Board;

o	Conducts candidate searches, interviews prospective candidates and conducts programs to introduce candidates to our management and operations, and confirms the appropriate level of interest of such candidates;

o	Recommends qualified candidates who bring the background, knowledge, experience, independence, skill sets and expertise that would strengthen and increase the diversity of the Board; and

o	Conducts appropriate inquiries into the background and qualifications of potential nominees.

        Based on the foregoing, the Board of Directors nominated Kenneth Wengrod for re-election as a Class I member of the Board of Directors, subject to stockholder approval, for a three-year term ending on or around the date of the 2012 Annual Meeting of Stockholders.

        Compensation of Directors and Officers. Our full Board of Directors determines the compensation to be paid to our officers and directors, with recommendations from management as to the amount and/or form of such compensation. While our Board may utilize the services of consultants in determining or recommending the amount or form of executive and director compensation, we do not at this time employ consultants for this purpose.

        Code of Ethics. We have adopted a Code of Ethics that is applicable to all of our officers, directors and employees, including our principal executive officer, principal financial officer and persons performing similar functions. The Code of Ethics constitutes a “code of ethics” as defined by applicable SEC rules and a “code of conduct” as defined by applicable NASDAQ rules. A copy of our Code of Ethics is filed as an exhibit to our Annual Report on Form 10-K. Our Code of Ethics also is posted on our Internet website located at www.peoplesliberation.com in the section titled “Investors.” You may also request a copy of the Code of Ethics by writing or calling us at:

         People’s Liberation, Inc.
         Attn: Investor Relations
         1212 S. Flower Street, 5th Floor
         Los Angeles, CA 90015
         (213) 745-2123

        Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2008, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements, with the exception of Andrea Sobel who did not timely file a Form 3 and who did not timely file a Form 4 to report a transaction.

Certain Relationships and Related Transactions

        Review and Approval of Related Party Transactions. We have adopted a Code of Ethics that applies to all employees and directors of the company. This Code of Ethics requires that all of our employees and directors avoid engaging in activities that give rise to conflicts of interest, including engaging in any transactions with the company, without first obtaining a waiver. Executive officers and directors are required to obtain such a waiver from our Board of Directors or an appropriate committee of our Board. There were no instances during 2008 in which an executive officer or director engaged in a related party transaction with the company without first obtaining a waiver as required under our Code of Ethics.

        Reportable Related Party Transactions. Other than the employment arrangements described elsewhere in this proxy statement and the transactions described below, since January 1, 2007, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

o	in which the amount involved exceeds $120,000; and

o	in which any director, executive officer, stockholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

        Colin Dyne became our Chief Executive Officer and a director of the company on May 21, 2007. Colin Dyne is a significant stockholder and has served as a consultant to the company since December 2005, advising on strategic sales initiatives. We paid $192,000 in consulting fees to Mr. Dyne during the year ended December 31, 2007. There were no consulting fees paid to Mr. Dyne during the year ended December 31, 2008.

        Colin Dyne serves as a member of the Board of Directors of Talon International, Inc. (OTCBB: TALN), owner of Talon zippers. Mr. Dyne founded Tag-It, Inc., a subsidiary of Talon, in 1991. Mr. Dyne served as Talon’s President from inception and as its Chief Executive Officer from 1997 to 2005. During the year ended December 31, 2008 and 2007, we purchased trim products from Talon amounting to approximately $536,000 and $395,000, respectively, and continue to purchase trim products from Talon in 2009.

        Kenneth Wengrod serves as President of FTC Commercial Corp., a company which he founded in 2002 and in which he continues to hold a minority equity position. We are party to various factoring agreements with FTC as further described in Note 4 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008. As of December 31, 2008, total factored accounts receivable included in due to factor amounted to approximately $4.1 million. Outstanding advances as of December 31, 2008 amounted to approximately $3.5 million, and are included in the due to factor balance.

        We are party to a consulting arrangement with Susan White pursuant to which Ms. White provides image and marketing consulting services to us. During the years ended December 31, 2008 and 2007, we have paid Ms. White approximately $53,000 and $94,000 for such consulting services. Effective April 1, 2009, we entered into a consulting agreement with Innovative Brand Solutions LLC, an entity owned by our director, Susan White. The agreement provides that Susan White will provide marketing and branding services on behalf of the company and receive a monthly payment of $10,000 for a period of one year ending April 1, 2010.

        Promoters and Control Persons. On December 15, 2004, Keating Reverse Merger Fund, LLC, a Delaware limited liability company, David L. Hadley (our former chief executive officer) and Natural Technologies, Inc., an Arizona corporation entered into a purchase agreement pursuant to which certain shareholders of the company sold 5,625,287 shares (on a pre-reverse stock split basis) of the common stock of the company, representing approximately 70.99% of the outstanding shares of common stock of the company, to Keating Reverse Merger Fund, LLC, for an aggregate purchase price of $375,000.

        On January 31, 2005, we entered into an Assumption Agreement with Global Medical Technologies, Inc., Natural Technologies, Inc. and Mr. Hadley pursuant to which we contributed all of the shares of common stock of our inactive subsidiaries, Century Pacific Financial Corp. and Century Pacific Investment Management Corporation, to Global Medical Technologies, Inc. Global Medical Technologies, Inc. agreed to assume all of our liabilities and to indemnify us for any loss we incur with respect to such assumed liabilities. Global Medical, Natural Technologies, and Mr. Hadley also released us from all obligations and claims. In February 2005, we distributed all of the outstanding shares of common stock of Global Medical Technologies, Inc. on a pro rata basis to our stockholders. Following the distribution, Global Medical Technologies, Inc. continued to operate its medical equipment reconditioning business as an independent company. After this distribution, we existed as a “shell company” under the name of Century Pacific Financial Corporation with nominal assets whose sole business was to identify, evaluate and investigate various companies to acquire or with which to merge.

        On February 16, 2005, we received a non-interest bearing, unsecured demand loan from Keating Reverse Merger Fund in the amount of $50,000 to provide working capital for operating expenses. On June 28, 2005 we issued 5,000,000 restricted common shares (on a pre-reverse stock split basis) in full payment of the $50,000 note payable to Keating Reverse Merger Fund. We granted Keating Reverse Merger Fund piggyback registration rights with respect to these shares.

        On November 22, 2005, we consummated an exchange transaction in which we acquired all of the outstanding ownership interests of Bella Rose, LLC, a California limited liability company (“Bella Rose”) and Versatile Entertainment, Inc., a California corporation (“Versatile”) from their respective shareholders and members, in exchange for an aggregate of 2,460,106.34 shares of our series A convertible preferred stock which, on January 5, 2006, converted into 26,595,751 shares of our common stock on a post reverse stock split basis. At the closing of the exchange transaction, Versatile and Bella Rose became our wholly-owned subsidiaries. The exchange transaction was accounted for as a reverse merger (recapitalization) with Versatile and Bella Rose deemed to be the accounting acquirers, and People’s Liberation, Inc. the legal acquirer.

        On November 22, 2005, we entered into a certain financial advisory agreement with Keating Securities, LLC under which Keating Securities, LLC was compensated by us for its advisory services rendered to us in connection with the closing of the exchange transaction with Versatile Entertainment, Inc. and Bella Rose, LLC. The transaction advisory fee was $350,000, with the payment thereof made at the closing of the exchange transaction.

        Kevin R. Keating, a former director of the company, is the father of the principal member of Keating Investments, LLC. Keating Investments, LLC is the managing member of Keating Reverse Merger Fund and is also the managing member and 90% owner of Keating Securities, LLC, a registered broker-dealer. Kevin Keating resigned from our Board of Directors on May 21, 2007.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information concerning all compensation paid for services to us in all capacities for each of the two fiscal years ended December 31, 2008 as to each person serving as Chief Executive Officer and Chief Financial Officer during 2008, the two most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of the 2008 whose compensation exceeded $100,000 (referred to as named executive officers).

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (7)	Total ($)
Colin Dyne (3)	2008	346,257	75,000	—	35,148	456,405
Chief Executive Officer	2007	125,010	30,000	—	216,261	371,271
Darryn Barber (4)	2008	253,626	22,500	73,154	21,777	371,057
President and Chief Financial Officer	2007	213,698	25,000	55,856	8,660	303,214
Thomas Nields (5)	2008	226,260	22,500	31,179	19,512	299,451
Chief Operating Officer	2007	217,190	20,000	59,619	6,052	302,861
Andrea Sobel (6)	2008	125,779	7,500	9,072	9,482	151,833
Executive Vice President of	2007	—	—	—	—	—
Branding and Licensing

(1)	Represents cash bonuses paid to our named executive officers.

(2)	The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes in the applicable fiscal year with respect to stock options granted in the applicable fiscal year as well as prior fiscal years, in accordance with SFAS 123(R). For additional information on the valuation assumptions with respect to option grants, including the options granted in 2007 and 2008, please see Note 14 to our financial statements for the years ended December 31, 2008 and 2007. These amounts do not reflect the actual value that may be realized by the named executive officers which depends on the value of our shares in the future.

(3)	Mr. Dyne became our Chief Executive Officer on May 21, 2007. Prior to joining us, Mr. Dyne provided consulting services to us and received consulting fees amounting to approximately $192,000 during the year ended December 31, 2007.

(4)	Mr. Barber became our Chief Financial Officer on November 22, 2005 and our President on May 8, 2008. Mr. Barber was subject to an employment agreement which expired on November 21, 2007.

(5)	Mr. Nields was named our Chief Operating Officer effective November 6, 2006.

(6)	Ms. Sobel joined us in May 2008 as our Vice President of Branding and Licensing. Ms. Sobel has an employment agreement with us, the terms of which are described hereafter.

(7)	Other compensation indicated in the above table consists of medical and disability insurance, consulting fees, and car allowances.

Narrative Disclosure to Summary Compensation Table

        We do not have a separate compensation committee and therefore, our executive compensation program is administered by our Board of Directors. The Board is responsible for, among other functions: (1) administering our stock incentive plan; and (2) negotiating, reviewing and awarding the annual salary, bonus, stock options and other benefits of our executive officers.

        Compensation Philosophy. The objectives of our executive compensation program include the following:

o	Alignment – to align the interests of executives and shareholders through equity-based compensation awards;

o	Retention – to attract, retain and motivate highly qualified, high performing executives to lead our growth; and

o	Performance – to provide rewards that are dependant upon the executive’s achievements and company performance.

        Compensation Elements.   We compensate senior executives through a variety of components, including base salary, annual incentives, equity incentives, and benefits and perquisites, in order to provide our employees with an overall compensation package which we believe is competitive. The mix and value of these components are impacted by a variety of factors, such as negotiations of an executive with us, the executive’s position within the company, and the overall performance of the company and the individual. The purpose and key characteristics for each component are described below.

        Base Salary. Base salary provides executives with a steady income stream and is based upon the executive’s level of responsibility, experience, individual performance and contributions to our overall success.

        Annual Incentive Bonuses. Annual incentive bonuses are a variable performance-based component of compensation. The primary objective of an annual incentive bonus is to align a portion of total pay opportunities for executives to the attainment of our company’s performance goals, as well as performance goals of the individual.

        Equity Incentives. Equity incentives are intended to align senior executive and shareholder interests by linking a portion of executive pay to long-term shareholder value creation and financial success over a multi-year period. Equity incentives are also provided to our executives to attract and enhance the retention of executives and other key employees and to facilitate stock ownership by our senior executives. The Board considers individual and company performance when determining long-term incentive opportunities.

        Health & Welfare Benefits. The named executive officers participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable us to attract and retain our workforce in a competitive marketplace. Health and welfare and paid time-off benefits help ensure that we have a productive and focused workforce.

        Severance and Change of Control Arrangements. We do not have a formal plan for severance or separation pay for our employees and officers, with the exception of Andrea Sobel (as further described below). In the future, we may include severance provisions in employment agreements of our executive officers that could be triggered in the event of involuntary termination without cause or in the event of a change in control.

        Other Benefits. In order to attract and retain highly qualified executives, we provide some of our named executive officers with automobile allowances that we believe are consistent with current market practices. Our executives also may participate in our 401(k) plan.

        Process for Setting Executive Compensation. When making pay determinations for named executive officers, the Board may consider factors including: (1) actual company performance as compared to pre-established goals, (2) individual executive performance and expected contribution to our future success, (3) changes in economic conditions and the external marketplace and (4) the recommendation of our Chief Executive Officer. The Board may also consider compensation information from data gathered from annual reports and proxy statements from companies that the Board generally considers comparable to our company. Ultimately, our Board uses its judgment when determining how much to pay our executive officers and attempts to set the pay for our executive officers at levels that it believes are competitive and necessary to attract and retain talented executives capable of achieving our long-term objectives.

        Compensation for Fiscal Year Ended December 31, 2008. In the fiscal year ended December 31, 2008, we compensated our executive officers through a combination of a base salary, a cash bonus, and options to purchase shares of our common stock. In addition, we provided other perquisites to our executive officers, which consisted of medical insurance and car allowances.

        Beginning in the second quarter of 2007, each of our executive officers was earning a base salary of $200,000, which the Board considered to be low, in an effort to conserve cash and improve our operating performance. Effective April 1, 2008, after negotiations with our Chief Executive Officer, our Board resolved to increase the annual salary of Colin Dyne to $395,000, and the annual salaries of Darryn Barber and Tom Nields to $250,000 and $235,000, respectively. The salary increases were provided to align the base salary component of our executive officer compensation to levels the Board believed were appropriate at the time. Effective as of February 1, 2009, the Board, in consultation with our Chief Executive Officer and Chief Financial Officer, resolved to temporarily reduce the base salaries of each of our named executive officers by 10% through April 30, 2009. The reduction in salary was made to improve our future operating cash flow in view of the changes in current economic conditions.

        Bonuses paid to our senior management team in the fiscal year ended December 31, 2008 were generally low, and were determined by our Board of Directors based on the performance of the company and the executive officer. During 2008, aside from an employment agreement entered into with Andrea Sobel, we were not party to any written employment agreements with our named executive officers. The following is a description of the material terms of each of our named executive officer’s employment arrangements with us.

        Colin Dyne. On May 21, 2007, our Board of Directors appointed Colin Dyne as our Chief Executive Officer and Co-Chairman of the Board of Directors. Mr. Dyne received an annual salary of $200,000 from January 1 through March 31, 2008 and $395,000 from April 1, 2008 through January 31, 2009. On February 1, 2009, we temporarily reduced all officer salaries by 10%, resulting in a new annual salary base of $355,500 for Mr. Dyne through April 30, 2009. Mr. Dyne also receives medical insurance reimbursements and an auto allowance of $2,000 per month. Annual bonuses are determined at the discretion of the Board of Directors and amounted to $75,000 and $30,000 for the years ended December 31, 2008 and 2007, respectively.

        Darryn Barber. Mr. Barber became our Chief Financial Officer on November 22, 2005. From January 1 through March 31, 2008, Mr. Barber received an annual salary of $200,000, which was increased to $250,000 on April 1, 2008, as described above. On May 8, 2008, our Board expanded the role of Mr. Barber to focus on business development, international expansion and growth of the company’s portfolio of brands both organically and via acquisition, in addition to his responsibilities as Chief Financial Officer of the company. In connection with his added responsibilities, Mr. Barber was appointed as our President, his annual salary was increased to $275,000 per annum, and he was awarded a monthly car allowance of $1,500. As discussed above, on February 1, 2009, we temporarily reduced all officer salaries by 10%, resulting in a new annual salary base of $247,500 for Mr. Barber through April 30, 2009. Mr. Barber also receives medical insurance reimbursements. Mr. Barber’s annual bonuses amounted to $22,500 and $25,000 for the years ended December 31, 2008 and 2007, respectively.

        Thomas Nields. On November 8, 2006, Mr. Nields was appointed our Chief Operating Officer. Mr. Nields earned a base salary of $200,000 from January 1 through April 8, 2008, which was subsequently increased to $235,000 as described above. On February 1, 2009, we temporarily reduced all officer salaries by 10%, resulting in a new annual salary base of $211,500 for Mr. Nields through April 30, 2009. Mr. Nields also receives medical insurance reimbursements and an auto allowance of $1,200 per month. Mr. Nields’ annual bonuses amounted to $22,500 and $20,000 for the years ended December 31, 2008 and 2007, respectively. On August 8, 2008, we also awarded Mr. Nields an option to purchase 250,000 shares of our common stock at an exercise price of $0.40 per share.

        Andrea Sobel. On May 22, 2008, Andrea Sobel was appointed our Vice President of Branding and Licensing. Ms. Sobel entered into an employment agreement with the company on May 16, 2008. Pursuant to the agreement, Ms. Sobel is employed on an “at-will” basis, and will be paid a base salary of $200,000 per annum. Pursuant to the terms of her employment agreement, Ms. Sobel was granted an option to purchase 200,000 shares of our common stock at an exercise price of $0.40 per share. During the first year of her employment, Ms. Sobel will be entitled to a bonus in the amount of three percent (3%) of license royalties received by the company. The employment agreement also provides that Ms. Sobel will receive all operative employee compensation, fringe benefit and perquisite, and other benefit and welfare plans or arrangements of the company then in effect from time to time and in which similarly situated executive officers of the company generally are entitled to participate. If at any time prior to May 16, 2011, we terminate Ms. Sobel’s employment without cause and Ms. Sobel delivers to us a signed settlement agreement and general release, we will pay Ms. Sobel the equivalent of six months base salary, at her then current rate of pay. On February 1, 2009, we temporarily reduced all officer salaries by 10%, resulting in a new annual salary base of $180,000 for Ms. Sobel through April 30, 2009. Ms. Sobel also receives medical insurance reimbursements and an auto allowance of $500 per month. Ms. Sobel’s annual bonus amounted to $7,500 for the year ended December 31, 2008.

Outstanding Equity Awards at Fiscal Year-End 2008

        The following table provides information with respect to outstanding stock options held by each of the named executive officers as of December 31, 2008. None of the named executive officers exercised options during the fiscal year ended December 31, 2008.

Number of Securities Underlying Unexercised Options (#)
	Grant Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date
Darryn Barber	7/7/06 (1) 6/5/07 (2) 8/7/07 (3) 11/14/07 (4)	300,000 150,000 66,667 180,000	-- -- 33,333 270,000	1.25 0.46 0.38 0.50	7/7/16 6/5/17 8/7/17 11/14/17
Tom Nields	6/22/06 (5) 6/5/07 (6) 8/7/07 (7) 8/7/08 (8)	60,417 150,000 66,667 31,250	39,583 -- 33,333 218,750	1.25 0.46 0.38 0.40	6/22/16 6/5/17 8/7/17 8/7/18
Andrea Sobel	5/16/08 (9)	--	200,000	0.40	5/16/18

(1)	200,000 shares vested on the date of grant, and the right to purchase the remaining 100,000 underlying shares vested in monthly 25,000 share increments over the four months following the grant date.

(2)	These options vested immediately on the date of grant.

(3)	These stock options vested 50% on August 1, 2008, and the remaining 50% vest in equal monthly installments thereafter through August 1, 2009.

(4)	These stock options vest in ten equal quarterly installments of 45,000 shares commencing February 14, 2008 through May 14, 2010.

(5)	These stock options vested 25% on the first anniversary of the date of grant, and the remaining 75% vest in equal monthly installments thereafter through July 1, 2010.

(6)	These options vested immediately on the date of grant.

(7)	These stock options vested 50% on August 1, 2008, and the remaining 50% vest in equal monthly installments thereafter through August 1, 2009.

(8)	These stock options vest in eight equal quarterly installments of 31,250 shares commencing November 7, 2008 through August 7, 2010.

(9)	These stock options vest 50% on May 1, 2009, and the remaining 50% vest in equal monthly installments thereafter through October 1, 2010.

Director Compensation

        The following table details the total compensation earned by the company’s non-employee directors in 2008.

Director Summary Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (5)	All Other Compensation ($)	Total ($)
Dean Oakey (1)	10,000	3,235	—	13,235
Susan White (2)	10,000	3,235	52,955	66,190
Troy Carter (3)	2,500	592	—	3,092
Kenneth Wengrod (4)	10,000	4,670	—	14,670
Total	32,500	11,732	52,955	97,187

(1)	Mr. Oakey has been a member of our Board of Directors since November 2005. On June 26, 2008, Mr. Oakey was granted an option to purchase 30,000 shares of our common stock at a per share exercise price of $0.30. This option vests monthly through June 26, 2009 and has a term of ten years. Mr. Oakey did not exercise any of his option awards during the fiscal year ended December 31, 2008.

(2)	Ms. White joined our Board of Directors on May 21, 2007. On June 26, 2008, Ms. White was granted an option to purchase 30,000 shares of our common stock at a per share exercise price of $0.30. This option vests monthly through June 26, 2009 and has a term of ten years. Ms. White did not exercise any of her options during the fiscal year ended December 31, 2008. Ms. White also provided consulting services to the Company and received $52,955 of consulting fees during the fiscal year ended December 31, 2008.

(3)	Mr. Carter joined our Board of Directors on May 21, 2007 and resigned from this position on April 2, 2008. Mr. Carter did not exercise any of his options during the fiscal year ended December 31, 2008.

(4)	Mr. Wengrod joined our Board of Directors on September 21, 2007. On June 26, 2008, Mr. Wengrod was granted an option to purchase 30,000 shares of our common stock at a per share exercise price of $0.30. This option vests monthly through June 26, 2009 and has a term of ten years. Mr. Wengrod did not exercise any of his options during the fiscal year ended December 31, 2008.

(5)	The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes in the applicable fiscal year with respect to stock options granted in the applicable fiscal year as well as prior fiscal years, in accordance with SFAS 123(R). For additional information on the valuation assumptions with respect to option grants, including the options granted in 2008 and 2007, please see Note 14 to our financial statements for the years ended December 31, 2008 and 2007. These amounts do not reflect the actual value that may be realized by the Directors which depends on the value of our shares in the future.

        The general policy of our Board is that compensation for non-employee directors should be a mix of cash and equity based compensation. We do not pay management directors for Board service in addition to their regular employee compensation. Currently, we pay our non-employee directors an annual fee of $10,000. Our directors are also reimbursed for travel expenses associated with attendance at Board meetings. There were no reimbursements for travel expenses for the fiscal year ended December 31, 2008.

        We do not have a formal policy with regard to option grants to our Board of Directors. However, when a director is elected or appointed to our Board, we generally follow a practice of granting an option to such director to purchase up to 30,000 shares of our common stock, with the size of the option grant being determined based on the number of months the new director will serve as a director in the fiscal year in which the option grant is awarded. Thereafter, we generally issue annual option grants to all non-employee directors to purchase up to 30,000 shares. In June 2008, our non-employee directors, Mr. Oakey, Ms. White and Mr. Wengrod, received 30,000 options each to purchase shares of our common stock.

        We are party to a consulting arrangement with Susan White, a member of our Board of Directors, pursuant to which Ms. White provides image and marketing consulting services to us. During the year ended December 31, 2008, we paid Ms. White approximately $53,000 for such consulting services. Effective April 1, 2009, we entered into a consulting agreement with Innovative Brand Solutions LLC, an entity owned by our director, Susan White. The agreement provides that Ms. White will provide marketing and branding services on our behalf and receive a monthly payment of $10,000 for a period of one year ending April 1, 2010.

Equity Compensation Plan Information

        The following table sets forth certain information as of December 31, 2008 regarding equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved
by security holders (1)	2,716,000	$0.64	2,784,000
Equity compensation plans not
approved by security holders	1,065,000	$0.93	—
Total

(1)	Consists of shares underlying our 2005 Stock Incentive Plan, of which an aggregate of 5,500,000 shares have been reserved for issuance. All outstanding awards under the 2005 option plan consist of stock options.

Material Features of Individual Equity Compensation Plans not Approved by Stockholders

        Sanders Morris Harris Inc. acted as placement agent in connection with our capital raise, which we completed on November 23, 2005. In partial consideration for their services as placement agent, we issued to Sanders Morris Harris and its employees, Dean Oakey and Jonah Sulak, warrants to purchase an aggregate of 625,000 shares of common stock at an exercise price of $1.25 per share. The warrants are fully vested and have a term of 5 years.

        Effective October 1, 2007, we entered into a consulting agreement with Europlay Capital Advisors, LLC. Under the terms of the consulting agreement, Europlay Capital Advisors will be our exclusive financial advisor to raise capital and provide other financial advisory and investment banking services to us for a term of one year. In conjunction with the consulting agreement, we issued to Europlay Capital Advisors a warrant to purchase 250,000 shares of our common stock at an exercise price of $0.50 per share. The warrant vests over a period of twelve months in equal monthly installments and has a term of five years. No proceeds were received by us as a result of the warrant issuance.

        On November 13, 2007, we issued a warrant to purchase 150,000 shares of our common stock to William Rast Enterprises, LLC. The warrant has an exercise price of $0.40, vested immediately and has a term of five years. No proceeds were received by us as a result of the warrant issuance.

        On March 19, 2008, we issued a warrant to purchase 40,000 shares of our common stock to CCG Investor Relations, a consulting firm providing investor relations services to us. The warrant has an exercise price of $0.50 per share, a five-year term and vested over the nine-month term of the investor relations contract. No proceeds were received by the company as a result of the issuance of the warrant.

AUDIT RELATED MATTERS

Report of the Board on Audit Committee Functions

        We do not have an Audit Committee. For the fiscal year ended December 31, 2008, our Board of Directors performed the duties of an Audit Committee. The Board of Directors has furnished the following report:

        The role of the Board of Directors is to oversee the Company’s financial reporting processes. Management of People’s Liberation has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting processes, principles and internal controls. The independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

        In fulfilling its responsibilities with respect to the financial statements for fiscal year 2008, the Board of Directors:

o	Reviewed and discussed the audited financial statements for the year ended December 31, 2008 with management and Crowe Horwath LLP (the “Auditors”), the Company’s independent auditors;

o	Reviewed and discussed with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees);

o	Received written disclosures and the letter from the Auditors regarding its independence as required by Independence Standards Board Standard No. 1. The Board discussed with the Auditors their independence;

o	Considered whether the Auditors' provision of non-audit services is compatible with maintaining their independence; and

o	Discussed with management and the Auditors the adequacy of the Company’s internal controls.

        Based on the reviews and discussions referred to above, the Board of Directors approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

        The information in this Report of Board of Directors shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Exchange Act.

Board of Directors
Colin Dyne
Dean Oakey
Susan White
Kenneth Wengrod

Change in Independent Auditor

        On February 20, 2009, our Board of Directors approved the engagement of Crowe Horwath LLP (“Crowe”) as our new independent registered public accounting firm. The appointment of Crowe was made as a result of the personnel of Grobstein Horwath & Company LLP (“GHC”) joining Crowe and subsequently notifying us that the GHC legal entity will no longer serve as our independent registered public accounting firm. GHC resigned as our independent registered public accounting firm on February 20, 2009. Prior to their resignation, GHC had served as our independent registered public accounting firm since November 2005.

        The audit reports of GHC on our financial statements as of and for the fiscal years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During our most two recent fiscal years ended December 31, 2007 and 2006 and through February 20, 2009, we did not consult with Crowe on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on our financial statements, and Crowe did not provide either a written report or oral advice to us that Crowe concluded was an important factor considered us in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

        In connection with the audits of our financial statements for the fiscal years ended December 31, 2007 and 2006 and through February 20, 2009, there were: (i) no disagreements between us and GHC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of GHC, would have caused GHC to make reference to the subject matter of the disagreement in their reports on our financial statements for such fiscal years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K. We provided GHC a copy of the disclosures contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2009 and requested that GHC furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not GHC agrees with our statements in the 8-K. A copy of the letter dated February 24, 2009, furnished by GHC in response to that request is filed as Exhibit 16.1 to the 8-K.

Services Provided by the Independent Auditors

        Our Board of Directors plans to appoint Crowe Horwath LLP as the independent registered public accounting firm to audit People’s Liberation’s financial statements for the fiscal year ending December 31, 2009. We do not expect representatives of Crowe Horwath LLP to be present at the Annual Meeting. If they do attend, they will be available to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

Pre-Approval Policies and Procedures

        Our Board of Directors does not have an Audit Committee. The functions customarily delegated to an Audit Committee are performed by our full Board of Directors. All audit work for the fiscal years ended December 31, 2008 and 2007 was performed by the full time employees of Crowe Horwath LLP and Grobstein, Horwath & Company, LLP, as applicable. Generally, the Board approves in advance audit and non-audit services to be provided by our Auditors. In other cases, in accordance with Rule 2-01(c)(7) of Securities and Exchange Commission Regulation S-X, the Board has delegated pre-approval authority to the Chairman of the Board for matters which arise or otherwise require approval between regularly scheduled meetings of the Board of Directors, provided that the Chairman reports such approvals to the Board at the next regularly scheduled meeting of the Board of Directors. No services were approved by the Board of Directors in accordance with Item 2-01(c)(7)(i)(C) of Regulation S-X.

Fees Paid to Independent Accountants

        The aggregate fees billed by Grobstein, Horwath & Company, LLP, independent accountants, for professional services rendered to People’s Liberation during the fiscal years ended December 31, 2007 and 2008 were comprised of the following:

	Fiscal 2007	Fiscal 2008
Audit fees (1)	$146,000	$150,000
Audit-related fees (2)	—	70,000
Tax fees	27,000	32,000
All other fees	—	—
Total fees (3)	$173,000	$252,000

        Audit fees include fees for professional services rendered in connection with the audit of our consolidated financial statements for each year and reviews of our unaudited consolidated quarterly financial statements, as well as fees related to consents and reports in connection with regulatory filings for those fiscal years.

        Audit-related fees in fiscal 2008 were related to the audit of the financial statements of J. Lindeberg USA Corp., an entity acquired in part by the Company during fiscal 2008.

        Tax fees in fiscal 2007 and 2008 primarily consisted of the preparation of the Federal and State tax returns for the Company and its subsidiaries and other tax compliance services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents information regarding the beneficial ownership of our common stock as of April 21, 2009:

o	each person who is known to us to be the beneficial owner of more than 5% of our outstanding common stock;

o	each of our directors and nominees;

o	each of our named executive officers; and

o	all of our directors and executive officers as a group

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Shares of common stock under warrants or options currently exercisable or exercisable within 60 days of the date of this information are deemed outstanding for purposes of computing the percentage ownership of the person holding such warrants or options but are not deemed outstanding for computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding at April 21, 2009. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

        The information presented in this table is based on 36,002,563 shares of our common stock outstanding on April 21, 2009. Unless otherwise indicated, the address of each of the executive officers and directors and 5% or more stockholders named below is c/o People’s Liberation, Inc., 1212 S. Flower St., 5th Floor, Los Angeles, CA 90015.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Named Executive Officers, Directors and Nominee:
Colin Dyne (1)	7,731,560	21.5%
Darryn Barber (2)	944,227	2.6%
Thomas Nields (3)	698,358	1.9%
Andrea Sobel (4)	111,110	*
Dean Oakey (5)	459,483	1.3%
Susan White (6)	51,500	*
Kenneth Wengrod (7)	51,500	*
Directors and executive officers as a group (7 persons) (8)	10,047,738	26.6%
5% Shareholders:
Microcapital Fund LP and Microcapital Fund Ltd (9)	2,330,438	6.3%
Gerard Guez (10)	10,698,387	29.7%
Bristol Investment Fund Ltd (11)	2,903,700	8.1%

*	Less than 1%

(1)	Consists of 7,731,560 shares of common stock.

(2)	Consists of 132,560 shares of common stock and 811,667 options to purchase common stock.

(3)	Consists of 290,024 shares of common stock and 408,334 options to purchase common stock.

(4)	Consists of 111,110 options to purchase common stock.

(5)	Consists of 93,483 shares of common stock, warrants to purchase 278,500 shares of common stock and options to purchase 87,500 shares of common stock.

(6)	Consists of 51,500 options to purchase common stock.

(7)	Consists of 51,500 options to purchase common stock.

(8)	Consists of 8,247,627 shares of common stock, warrants to purchase 278,500 shares of common stock and options to purchase 1,521,611 shares of common stock

(9)	Consists of 1,169,038 shares of common stock and warrants to purchase 533,440 shares of common stock at an exercise price of $2.00 per share owned by Microcapital Fund LP and 361,400 shares of common stock and warrants to purchase 266,560 shares of common stock at an exercise price of $2.00 owned by Microcapital Fund Ltd. Ian P. Ellis, the general partner of MicroCapital Fund LP and as Director of Fund of Microcapital Fund Ltd., exercises voting and investment authority over the shares held by these companies. The address of Microcapital Fund LP and Microcapital Fund Ltd is 201 Post Street, San Francisco, California 94108.

(10)	Consists of 10,698,387 shares of common stock. On December 10, 2007, Gerard Guez entered into a purchase agreement with Daniel Guez, whereby Gerard Guez purchased 10,698,387 shares of common stock held by Daniel Guez. The address of Gerard Guez is 9000 Sunset Boulevard, Penthouse West Hollywood, CA 90069.

(11)	Consists of 2,903,700 shares of common stock. Paul Kessler, as Director, exercises voting and investment authority over the shares held by this company. The address of Bristol Investment Fund, Ltd. is Caledonian House, 69 Dr. Roy’s Drive, P.O. Box 1043, Grand Cayman KY1-1102, Cayman Islands.

OTHER PROPOSALS

        We are not aware of any other business to be presented to the meeting and we do not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

2010 STOCKHOLDER PROPOSALS

        Any stockholder who intends to present a proposal at the 2010 annual meeting of stockholders for inclusion in our proxy statement and proxy form relating to such annual meeting must submit such proposal to us at our principal executive offices no later than January 11, 2010. In addition, in the event a stockholder proposal is not received by the Company by March 29, 2010, the proxy to be solicited by the Board of Directors for the 2010 annual meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2010 annual meeting without any discussion of the proposal in the proxy statement for such meeting.

        SEC rules and regulations provide that if the date of our 2010 annual meeting is advanced or delayed more than 30 days from first anniversary of the 2009 annual meeting, stockholder proposals intended to be included in the proxy materials for the 2010 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2010 annual meeting. If we determine that the date of the 2010 annual meeting will be advanced or delayed by more than 30 days from the first anniversary of the 2009 annual meeting, we will publicly disclose such change.

COMMUNICATIONS WITH DIRECTORS

        You may communicate with our Board of Directors by sending communications via email to board@peopleslib.com or by telephoning the Secretary at the Company’s principal executive offices, who will then relay the communications to the Board of Directors.

        Communications are distributed to the Board of Directors, or to any individual director, depending on the facts and circumstances described in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request.

SOLICITATION OF PROXIES

        We will bear the expense of soliciting proxies. Our directors, officers and other employees may solicit proxies in person, by telephone, by mail or by other means of communication, but such persons will not be specially compensated for such services. We may also reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable charges and expenses in connection with the distribution of proxy materials.

ANNUAL REPORT

        Our financial statements for the year ended December 31, 2008 are included in our 2008 Annual Report to Stockholders, which we are sending to our stockholders at the same time as this proxy statement. Our 2008 Annual Report on Form 10-K, which has been filed with the SEC, will be made available to stockholders without charge upon written request to the Corporate Secretary of People’s Liberation, Inc., at our principal executive offices, 1212 S. Flower St., 5th Floor, Los Angeles, CA 90015.

By Order of the Board of Directors /s/ Colin Dyne Colin Dyne Chairman of the Board and Chief Executive Officer

Los Angeles, California
May 4, 2009

PLEASE PROMPTLY VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. AT ANY TIME BEFORE A VOTE YOU MAY REVOKE YOUR PROXY BY (1) A LATER PROXY OR A WRITTEN NOTICE OF REVOCATION DELIVERED TO THE INSPECTOR OF ELECTIONS OR (2) ADVISING THE INSPECTOR OF ELECTIONS AT THE MEETING THAT YOU ELECT TO VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF REVOKE A PROXY.

THE ANNUAL MEETING IS ON JUNE 12, 2009
PLEASE RETURN YOUR PROXY IN TIME

PEOPLE'S LIBERATION, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, a stockholder of PEOPLE’S LIBERATION, INC., a Delaware corporation (the “Company”), hereby nominates, constitutes and appoints Colin Dyne and Darryn Barber, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on June 12, 2009, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE FOR ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1.      To elect the Board of Directors’ nominee as a Class I Director:

Kenneth Wengrod

        |_| FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)

        |_| WITHHELD for all nominees listed above

        (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below:)

The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

        The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

        THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

        The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated May 4, 2009, relating to the Annual Meeting.

Dated:____________________________, 2009 Signature:_____________________________ Signature:_____________________________ Signature(s) of Stockholder(s) (See Instructions Below)

The Signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Share Certificate. If stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

        ☐   Please indicate by checking this box if you anticipate attending the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE OR FAX DIRECTLY TO STALT, INC. AT (650) 321-7113

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